UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2023

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Americas Tower, 1177 Avenue of The Americas,
Suite 5100, New York, NY 10036

(Address of principal executive offices, including zip code)

888-622-1218

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 1.01 Entry into a Material Definitive Agreement

On December 27, 2023, Future FinTech Group, Inc., a Florida corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (the “Purchaser”), pursuant to which the Company sold and issued to the Purchaser a Convertible Promissory Note (the “Note”) in the principal amount of $1,100,000. The Purchaser purchased the Note with an original issue discount of $80,000, and the Company agreed to pay to the Purchaser $20,000 for fees and costs incurred by Purchaser in connection with the Purchase Agreement. The Note was sold to the Purchaser pursuant to an exemption from registration under Regulation D, promulgated under the Securities Act of 1933, as amended. The purchase price for the Note will be paid by the Purchaser to the Company through a cash payment of $1,000,000 (the “Purchase Price”), computed as $1,100,000 initial principal balance, less the discount and expenses mentioned above.

The Note bears interest at the rate of 8% per annum. All outstanding principal and accrued interest, fees, charges, and late fees on the Note will become due and payable twelve (12) months after the date when Purchase Price is delivered by the Purchaser to the Company ("Purchase Price Date”). The Company’s obligations under the Note may be prepaid, provided that in such circumstance, the Company would pay an amount in cash equal to 125% multiplied by the then outstanding balance of the Note being repaid. The Purchaser has the right at any time after the date that is six (6) months after the Purchase Price Date until the outstanding balance of the Note has been paid in full, at its election, to convert all or any portion of the outstanding balance into shares of common stock of the Company at a conversion price of $1.20 per share (“Conversion Price”). Beginning on the date that is six (6) months from the Purchase Price Date, the Purchaser shall have the right, exercisable at any time in its sole and absolute discretion, to redeem all or any portion of the Note, subject to the maximum monthly redemption amount of $200,000 per calendar month. Payments of each redemption amount may be made (a) in cash, or (b) by converting such redemption amount into shares of common stock of the Company (“Redemption Conversion Shares”), in accordance the following formula: the number of Redemption Conversion Shares equals the portion of the applicable redemption amount being converted divided by the Redemption Conversion Price, or (c) by any combination of the foregoing. The Redemption Conversion Price is the lesser of (a) the Conversion Price, and (b) the Market Price which means 82% multiplied by the lowest daily volume weighted average price of the Common Stock of the Company during the ten (10) trading days immediately preceding the applicable measurement date.

The Purchase Agreement and form of Convertible Promissory Note are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of the Purchaser Agreement and Note are subject to, and qualified in their entirety by, the Purchase Agreement and Note, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Securities Purchase Agreement by and between Future FinTech Group, Inc. and Streeterville Capital, LLC, dated December 27, 2023.
10.2	Convertible Promissory Note, issued by Future FinTech Group, Inc. to Streeterville Capital, LLC, dated December 27, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: December 29, 2023	By:	/s/ Shanchun Huang
	Name:	Shanchun Huang
	Title:	Chief Executive Officer

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